UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2024

DAVITA INC.
(Exact name of registrant as specified in its charter)

DE	1-14106	51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street
Denver,	CO	80202
(Address of principal executive offices including Zip Code)

(720) 631-2100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On September 5, 2024, the board of directors (the "Board") of DaVita Inc. (the "Company") adopted amended and restated bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective immediately. Among other things, the amendments effected by the Amended and Restated Bylaws (i) revise procedural mechanics and disclosure requirements applicable to stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings, including to define certain terms and to clarify or limit the scope of disclosures required regarding proposing stockholders, proposed nominees, and other related persons, (ii) update procedures relating to meetings of stockholders and related rules, regulations and procedures, (iii) update the mechanics for providing notice of a stockholder meeting, (iv) clarify the power and authority of the Chair of the Board, (v) clarify that the Chief Executive Officer may appoint Company Officers as the Board may deem appropriate, and (vi) make certain other ministerial changes.
The foregoing summary of the amendments effected by the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01. Other Events.
On September 5, 2024, the Company's Board increased the authorization under the Company’s existing share repurchase program by $2,000,000,000 in additional repurchasing authority (the "New Authorization"). The amount of shares of common stock authorized to be repurchased under the New Authorization does not include the amount remaining under the Company’s existing share repurchase program authorized on December 17, 2021 (the "Existing Authorization"). The Existing Authorization and the New Authorization do not have an expiration date and do not obligate the Company to purchase any shares. Repurchases under the New Authorization and the Existing Authorization may take place in the open market or in privately negotiated transactions, including without limitation, pursuant to the Company's share repurchase agreement, dated as of April 30, 2024 with Berkshire Hathaway Inc. (the "Berkshire Share Repurchase Agreement"), on behalf of itself and its affiliates, through accelerated share repurchase transactions, derivative transactions, tender offers, Rule 10b5-1 plans or any combination of the foregoing. There can be no assurance as to the precise number of shares that will be repurchased under the Existing Authorization or the New Authorization, the aggregate dollar amount of the shares purchased, or the ultimate disposition of the shares purchased (re-issued, retained in treasury and/or retired). Depending on market conditions, regulatory, legal and contractual requirements and other factors, repurchases may be made at any time or from time to time, without prior notice. The Company may suspend or discontinue the Existing Authorization and/or the New Authorization, or increase or decrease the amount of shares authorized to be repurchased thereunder, at any time. The Company remains subject to certain share repurchase limitations, including under the terms of its current senior secured credit facilities.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All such statements in this report, other than statements of historical fact, are forward-looking statements. Words such as "expect," "intend," "will," "plan," "anticipate," "may," "believe," "continue," and similar expressions are intended to identify forward-looking statements. The Company bases its forward-looking statements on information available to it on the date of this report, and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may otherwise be required by law. Actual results and other events could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk factors set forth in the Company’s reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of DaVita Inc., adopted on September 5, 2024
104.0	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: September 5, 2024	By:	/s/ Joel Ackerman
Joel Ackerman
Chief Financial Officer and Treasurer